UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 31, 2014

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2014, AMVAC Chemical Corporation (“AMVAC”), the principal operating subsidiary of American Vanguard Corporation (the “Corporation”) appointed Bob Trogele to the position of Executive Vice President and Chief Operating Officer of AMVAC. As of the commencement of his employment, January 5, 2015, the board of directors of the Corporation designated Mr. Trogele an executive officer of the Corporation.

Mr. Trogele is 57 years of age. He was selected by the Corporation through its own search in the course of which there was no arrangement or understanding with any member of the Board regarding his selection. Except for the terms of employment described herein, Mr. Trogele has had no transactions or proposed transactions with the Corporation in excess of $120,000 since the beginning of the Corporation’s last fiscal year, nor does he have any family relationship with any director or executive officer of the Corporation. Mr. Trogele has spent his career in the agribusiness and biotechnology sectors, holding positions of increasing responsibility in sales, marketing, supply chain, regulatory, M&A and general management. Over the course of the past ten years, Mr. Trogele worked at FMC Corporation, most recently as President – Asia Pacific, where he managed multiple business units in over 20 countries and, prior to that, as North American Director of their agchem business group. His former employer is neither a parent, a subsidiary nor an affiliate of registrant.

Effective December 31, 2014, AMVAC entered into an employment agreement with Mr. Trogele which contains the following material terms: three year term; annual base salary of $360,000; initial bonus of $150,000 (payable 30 days after date of commencement); in the event of termination without cause, Mr. Trogele will receive as severance pay the greater of (x) his annual base wage and health insurance for the remainder of the term and (y) one year’s base wage and health insurance. In addition, upon commencement of employment, Mr. Trogele will be awarded 30,000 shares of restricted stock (vesting in equal tranches of 7,500 shares on the 90th day, the first anniversary, the second anniversary and the third anniversary of commencement) and 7,500 performance shares tied to the Corporation’s financial performance for three year period commencing January 1, 2015. He will also be party to a Change in Control agreement, the form of which is substantially similar to that currently in place between the Corporation and its other executive officers.

Item 8.01 Other Events

On January 5, 2015 American Vanguard Corporation issued a press release announcing that its principal operating subsidiary, AMVAC Chemical Corporation, had appointed Bob Trogele to the position of Executive Vice President and Chief Operating Officer of AMVAC. The full text of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including the Exhibits attached hereto, is being furnished under Items 5.02, 8.01 and 9.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated January 5, 2015 of American Vanguard Corporation concerning the appointment of Bob Trogele to the position of Executive Vice President and Chief Operating Officer of AMVAC Chemical Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: January 6, 2015	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Administrative Officer, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release of American Vanguard Corporation dated January 5, 2015 regarding the appointment of Bob Trogele to the position of Executive Vice President and Chief Operating Officer of AMVAC Chemical Corporation.